UNAUDITED STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES -
ASSETS ACQUIRED FROM RONALD E. REECE M.D. REVOCABLE TRUST OF 2000

	Six Months Ended June 30	Six Months Ended June 30
	2007	2006

Natural Gas Revenues	$76,566	$78,151

Direct Operating Expenses	17,440	15,327

Excess of Revenues Over
Direct Operating Expenses	$59,126	$62,824

The accompanying notes are an integral part of this statement.

ASSETS ACQUIRED FROM RONALD E. REECE M.D. REVOCABLE TRUST OF 2000

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

Note 1. Basis of Presentation

The accompanying historical statement of revenues and direct operating expenses presents the revenues and direct operating expenses of the assets representing 20% of the working interest in the E.C. Wilson and Wilson State Tract Leases located in Nueces County, Texas  (the “Ronald Reece Assets”) acquired, as defined in the purchase and sale agreement dated August 1, 2007, between Ronald E. Reece M.D. Revocable Trust Of 2000 and ECCO Energy Corp. (the“Company”), for the six months ended June 30, 2007 and 2006. The Ronald Reece Assets were purchased by the Company on August 1, 2007 for (i) an aggregate of 141,750 shares of the Company’s restricted Common Stock at $0.26 per share representing an aggregate value of approximately $36,855; and (ii) a promissory note with a principal amount of $205,548 payable in one lump sum payment on or before July 31, 2008 with interest accruing at the rate of 7% per annum payable in monthly installments on the last day of each month with the first installment due on August 31, 2007. Prior to the transacton, the Company owned a 69% working interest in the same property.
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Revenues in the accompanying statements of revenues and direct operating expenses are recognized on the sales method. Under this method of accounting, revenues are recognized based on volumes sold, which may differ from the volume to which the Company is entitled based on the its working interest. An imbalance is recognized as a liability only when the estimated remaining reserves will not be sufficient to enable the under-produced owner(s) to recoup its entitled share through future production.  Direct operating expenses are recognized on the accrual basis and consist of monthly operator overhead costs and other direct costs of operating the Ronald Reece Assets. Included in direct operating expenses are costs associated with field operating expenses, marketing, monthly operator overhead, production taxes and ad valorem taxes.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Omitted Historical Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Historically, no allocation of general and administrative, litigation, interest, federal income tax expense, depreciation, depletion and amortization was made to the Ronald Reece Assets. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

Note 3. Commitments and Contingencies

Pursuant to the terms of the related purchase and sale agreement, any claims, litigation or disputes pending as of the closing date (August 1, 2007) or any matters arising in connection with ownership of the Ronald Reece Assets prior to the closing date are assumed by the purchaser. The Company is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.